UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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VROOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2024

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vroom, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 13, 2024, at 3:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2024 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting will be held for the following purposes:

Proposals
1

The election of Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt to our Board of Directors, each for a one-year term ending at the 2025 Annual Meeting;

2	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
4	The approval of the amended 2020 Incentive Award Plan.

While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on April 19, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@vroom.com, stating the purpose of the request and providing proof of ownership of the Company’s common stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. In addition to the purposes listed above, we may transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Important Information for our Stockholders

It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. We encourage stockholders to submit their proxy via telephone or over the Internet. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

ii

YOUR VOTE IS IMPORTANT

If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2024 Annual Meeting of Stockholders.”

By Order of the Board of Directors,

Patricia Moran

Chief Legal Officer and Secretary

April 29, 2024

iii

EXECUTIVE COMPENSATION	36
Narrative Discussion of Executive Compensation	36
Summary Compensation Table	40

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation our business plans, strategies and initiatives including in relation to our Value Maximization Plan and the UACC and CarStory businesses, as well as our executive compensation needs and goals, corporate governance and environmental, social and governance ("ESG") initiatives. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is available on our Investor Relations website at ir.vroom.com and on the U.S. Securities and Exchange Commission website at www.sec.gov. Additionally, we may provide information herein or elsewhere, including our website or documents accessible thereby, that is not necessarily “material” under the federal securities laws for SEC reporting purposes, including information that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. All forward-looking statements reflect our beliefs and assumptions only as of the date of this proxy statement. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Finally, any document or website references are provided for convenience and, absent express language to the contrary, are hereby not incorporated by reference.

Vroom, Inc.

3600 W. Sam Houston Pkwy S, Floor 4

Houston, Texas 77042

EXECUTIVE SUMMARY

2024 Annual Meeting Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Vroom, Inc. (the “Company,” “Vroom,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 13, 2024 (the “Annual Meeting”), at 3:00 p.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2024 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on April 19, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 19, 2024, there were 1,795,626 shares of common stock outstanding.

This proxy statement will be first sent or given to our stockholders as of the Record Date on or about May 3, 2024.

This Executive Summary summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2024 Annual Meeting of Stockholders” beginning on page 56.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders To Be Held on June 13, 2024

THIS PROXY STATEMENT AND OUR 2023 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT www.proxyvote.com.

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: To elect Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt to our Board of Directors to serve for a one-year term ending at the 2025 Annual Meeting of Stockholders	8	Plurality of votes cast	FOR each Director nominee
Proposal No. 2: To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	25	Majority of votes cast	FOR
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.	28	Majority of votes cast	FOR
Proposal No. 4: To approve the amended 2020 Incentive Award Plan	29	Majority of votes cast	FOR

Director Nominees

	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees
Robert J. Mylod, Jr. (Chairperson)	2015	✓
Timothy M. Crow*	2022	✓
Michael J. Farello	2015	✓
Laura W. Lang	2020	✓
Laura G. O’Shaughnessy	2020	✓
Paula B. Pretlow	2021	✓
Thomas H. Shortt	2022

= Committee Chairperson

= Member

* If reelected at the Annual Meeting, Timothy M. Crow is expected to become the Chairperson of the Compensation Committee, replacing Michael J. Farello, who is the current Chairperson.

Corporate Governance Highlights

On January 22, 2024, we announced that the Board of Directors (the “Board”) of Vroom had approved a value maximization plan, pursuant to which the Company has discontinued its ecommerce operations and wound down its used vehicle dealership business in order to preserve liquidity and enable the Company to maximize stakeholder value through its remaining businesses (the “Value Maximization Plan”). Vroom owns United Auto Credit Corporation (“UACC”), a leading automotive finance company that offers vehicle financing to its customers through third party dealers under the UACC brand, and CarStory (“CarStory”), a leader in AI-powered analytics and digital services for automotive retail. The UACC and CarStory businesses will continue to serve their third-party customers, with their operations substantially unaffected by Vroom’s ecommerce wind-down. The Company will seek to grow and enhance the profitability of the UACC and CarStory businesses going forward. The Company continues to stay committed to good corporate governance practices that are aimed at protecting and promoting the long-term value of the Company for its stakeholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stakeholders. The following chart provides an overview of our corporate governance practices:

Independent Oversight

▪
All of our non-employee directors (currently 6 of 7 directors) are independent
▪
Independent Executive Chair of the Board to support and advise management
▪
Regular executive sessions of non-employee directors at Board meetings (chaired by the Chairperson of the Board) and committee meetings (chaired by independent committee chairs)
▪
100% independent Board committees
▪
Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

▪
Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy
▪
Annual assessment of director skills and commitment to Board diversity to ensure Board meets the Company’s evolving needs
▪
Highly engaged Board with current directors having attended over 98% of total number of meetings of the Board and committees on which they serve
▪
Annual Board and committee self-evaluations overseen by the Nominating and Corporate Governance Committee
▪
Onboarding program for all new directors
▪
No fee-shifting provisions

Stockholder Rights	▪ Annual elections of all directors ▪ Single class share structure ▪ No controlling stockholder
Good Governance Practices

▪
Development and periodic review of succession plans for the Chief Executive Officer and other executive officers required pursuant to Corporate Governance Guidelines
▪
Code of Business Conduct and Ethics (our “Code of Conduct”) applicable to directors and all employees, which reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability
▪
All directors and executive officers prohibited from hedging or pledging our securities
▪
Commitment to building a diverse Board that mirrors the diversity of our customers and communities
▪
Hotline permitting anonymous reporting of violations of our Code of Conduct and other concerns, with complaints reviewed and investigated by management and reported to the Audit Committee quarterly
▪
Periodic review of Corporate Governance Guidelines and committee charters

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board has nominated Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt as director nominees for election at the Annual Meeting.

Board Recommendation

☑ Our Board unanimously recommends that you vote “FOR” the election of each of Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt as directors.

Our Board is currently comprised of seven directors. As described in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting.

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt as directors. All of our director nominees currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Our Board of Directors

Director Biographies

Director nominees to be elected at the Annual Meeting (term to expire in 2025):

Director Since: 2022 Age: 55

THOMAS H. SHORTT

Thomas H. Shortt has served as the Company's Chief Executive Officer since May 2022 and previously served as the Company's Chief Operating Officer from January 2022. Since March 1, 2024, Mr. Shortt has also served as President and Chief Executive Officer of UACC. Prior to joining Vroom, Mr. Shortt served as Senior Vice President at Walmart Inc. ("Walmart") starting in 2018, where he developed a comprehensive ecommerce supply chain strategy and led improvements through advanced analytics, processes, and systems. Prior to his time at Walmart, Mr. Shortt served as Senior Vice President of Supply Chain at The Home Depot, Inc. starting in 2013, and previously held senior leadership roles overseeing supply chain, fulfillment and logistics, with an emphasis on change management and business transformation, at ACCO Brands Corporation, Unisource Worldwide, Inc., Fisher Scientific International, Inc. and Office Depot, Inc. Mr. Shortt holds a Bachelor’s degree in Accounting from the University of Akron and is a graduate of the Harvard Business School Advanced Management Program.

We believe that Mr. Shortt’s service as our chief executive officer and his expertise in supply chain, logistics, data analytics and change management qualifies him to serve on our Board of Directors.

Director Since: 2015 Age: 57 Independent Executive Chair of the Board Committee Memberships: • Audit Committee (Chair) • Compensation Committee

ROBERT J. MYLOD, JR.

Robert J. Mylod, Jr. has served as a member of our Board of Directors since September 2015 and Independent Executive Chair of the Board since May 2022. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. Previously, Mr. Mylod served as Head of Worldwide Strategy & Planning and Vice Chair for Bookings Holdings, Inc., an online travel services provider, from January 2009 to March 2011 and as its Chief Financial Officer and Vice Chairman from November 2000 to January 2009. Mr. Mylod served as a member of the board of directors of Redfin Corporation, an online real estate company, from January 2014 to April 2022. He currently serves as the Chair of the board of directors and a member of the compensation committee of Booking Holdings, Inc. Mr. Mylod is also a member of the board of directors of several private companies. Mr. Mylod holds a Bachelor of Arts in English from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School.

We believe that Mr. Mylod’s experience as a venture capital investor and a senior finance executive, including having served as the chief financial officer and vice chairman of a large publicly traded online services provider, qualifies him to serve on our Board of Directors.

Director Since: 2022 Age: 68 Committee Memberships: • Compensation Committee (will become Chairperson if re-elected at the Annual Meeting) • Nominating and Corporate Governance Committee

TIMOTHY M. CROW

Timothy M. Crow has served on our Board of Directors since October 2022. Mr. Crow is the Chief Executive Officer and Managing Director of Fernwood Holdings, a venture capital investment firm focused on hyper-growth innovators. Mr. Crow has led an accomplished career spanning more than 20 years in human capital management for leading consumer retail companies. From May 2002, Mr. Crow served in roles of increasing responsibility at The Home Depot, Inc., the world's largest home improvement specialty retailer, culminating in his role as Executive Vice President, Chief Human Resources Officer from February 2007 to July 2017. Prior to that, Mr. Crow served as Senior Vice President, Human Resources of Kmart Corporation, a leading general merchandise retailer, from May 1999 through May 2002. Mr. Crow previously served as a director of Milacron Holdings, Corp., a global leader in the plastic technology and processing industry, where he chaired its Leadership Development and Compensation Committee, and currently serves as a director of a number of private companies. Mr. Crow earned a Bachelor of Arts degree from California State University at Northridge.

We believe that Mr. Crow’s extensive leadership experience, human capital management expertise, and investment experience qualifies him to serve on our board of directors.

Director Since: 2015 Age: 59 Committee Memberships: • Compensation Committee (Chair)

MICHAEL J. FARELLO

Michael J. Farello has served on our Board of Directors since July 2015. Since 2006, Mr. Farello has served as Managing Partner at L Catterton, a consumer-focused private equity firm. Prior to this, he served as an executive at Dell Technologies, Inc., a global end-to-end technology provider, from 2002 to 2005, and spent twelve years at McKinsey & Company, a management consulting firm. Mr. Farello currently serves as a member of the board of directors of several private companies including FlashParking, Inc. and Hydrow Inc. Mr. Farello holds a Bachelor of Science from Stanford University and a Master of Business Administration from Harvard Business School.

We believe Mr. Farello’s experience in private equity investments and expertise in the consumer sector, along with his service as a director at numerous companies, qualifies him to serve on our Board of Directors.

Director Since: 2020 Age: 68 Committee Memberships: • Audit Committee • Compensation Committee

LAURA W. LANG

Laura W. Lang has served on our Board of Directors since May 2020. Ms. Lang has served as the Managing Director of Narragansett Ventures, LLC, a strategic advisory firm focused on digital business transformation and growth investing, since January 2014. Since November 2018, Ms. Lang has also served as an adviser to L Catterton. Ms. Lang was the Chief Executive Officer of Time Inc., one of the largest branded media companies in the world, until 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., a marketing and technology agency and unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang currently serves as a member of the board of directors and the talent and compensation and finance committees of V. F. Corporation, an international apparel and footwear company, and a member of the board of directors and chair of the compensation committee of Oscar Health Inc., a health insurance company built on a technology platform. She previously served as a member of the board of directors of Care.com Inc. from August 2014 to June 2016, Nutrisystem, Inc. from 2010 to 2012 and Benchmark Electronics, Inc. from 2005 to 2011. Ms. Lang holds a Bachelor of Arts from Tufts University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Ms. Lang’s extensive leadership experience, digital and media expertise and service on the board of directors of other public companies qualifies her to serve on our Board of Directors.

Director Since: 2020 Age: 46 Committee Memberships: • Nominating and Corporate Governance Committee (Chair) • Audit Committee

LAURA G. O’SHAUGHNESSY

Laura G. O’Shaughnessy has served on our Board of Directors since May 2020. Since December 2022, Ms. O'Shaughnessy has served as the Chief Marketing Officer and Co-Founder of Picnic Group, a data-driven consumer packaged goods company where she oversees the scaling of founder-created consumer packaged food brands. Prior to The Picnic Group, Ms. O’Shaughnessy was a strategic growth and operations consultant for a number of direct to consumer brands. Previously she was the Chief Executive Officer of SocialCode, LLC (now named Code3), a technology company that manages digital and social advertising for leading consumer brands, which she co-founded in 2009 and led until August 2020. Ms. O’Shaughnessy currently serves as a member of the board of directors and of the audit committee and governance committee of Acuity Brands, and on the boards of directors of two nonprofits in Washington, D.C. Ms. O’Shaughnessy holds a Bachelor of Arts in Economics from the University of Chicago and a Master of Business Administration from the MIT Sloan School of Management.

We believe Ms. O’Shaughnessy’s extensive leadership experience, including serving in a chief executive officer role, and digital and technology expertise, qualifies her to serve on our Board of Directors.

Director Since: 2021 Age: 68 Committee Memberships: • Audit Committee • Nominating and Corporate Governance Committee

PAULA B. PRETLOW

Paula B. Pretlow has served on our Board of Directors since April 2021. Ms. Pretlow is a former Senior Vice President of The Capital Group, an investment management firm, where she led the public fund business development and client relationship group and was also responsible for large client relationships from 1999 until 2011. Prior to joining The Capital Group, she worked for Montgomery Asset Management and Blackrock (formerly Barclays Global Investors). She is a member of the board of directors and serves on the audit and finance committee of Williams-Sonoma, Inc. She is also a member of the board of directors of Greenlight Financial Technology, Inc., where she serves on the audit committee. In addition, she currently serves as chair of the board of The Harry and Jeanette Weinberg Foundation, is a member of the board of trustees of The Kresge Foundation, and she is a charter board trustee of Northwestern University. Ms. Pretlow holds a Bachelor of Arts in Political Science and a Master of Business Administration, both from Northwestern University, and is a 2017 Fellow of Stanford’s Distinguished Careers Institute.

We believe Ms. Pretlow’s extensive leadership experience, including roles in finance and business development, along with her experience as a director, qualify her to serve on our Board of Directors.

CORPORATE GOVERNANCE

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.vroom.com, or by writing to our Corporate Secretary at our offices at 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042.

Board Composition

Our Board currently consists of seven (7) members: Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt. As described above, all directors will stand for election for one-year terms that expire at the 2025 Annual Meeting. Our directors may be removed, with or without cause, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares.

Director Independence

Our Board of Directors has affirmatively determined that Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy and Paula B. Pretlow are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may identify potentially qualified director candidates through a number of channels, including soliciting our current directors and executives for the names of potentially qualified candidates or asking directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider many factors, including but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise; proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender identification, identification as an underrepresented minority, identification as LGBTQ+, race or ethnicity, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; collaborative nature and support of the Company’s mission, vision, values and culture; and any other relevant background information, qualifications, attributes or skills. The Board evaluates each candidate in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and backgrounds in these various areas.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to Vroom, Inc., 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042, Attn: Nominating and Corporate Governance Committee, c/o Corporate Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board Diversity Matrix

As of April 29, 2024
Total number of directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3		1
Part II: Demographic Background
African American or Black (1)	1
Alaskan Native or Native American (1)	1
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	3
Two or More Races or Ethnicities (1)	1
LGBTQ+
Did Not Disclose Demographic Background	1
(1)
The director who identifies with two or more races or ethnicities identifies as (1) Black or African American (2) Alaskan Native or Native American and (3) White.

Pre-IPO Voting Agreement

Prior to our initial public offering (“IPO”), we were party to a voting agreement, dated as of November 21, 2019 (the “Voting Agreement”), under which certain holders of our capital stock, including affiliates of L Catterton, agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Robert J. Mylod, Jr. and Michael J. Farello, members of our Board of Directors, and/or certain entities affiliated with them were also parties to the Voting Agreement. Prior to the closing of our IPO and pursuant to the Voting Agreement, L Catterton designated Mr. Farello as a director, the holders of shares of our Series B preferred stock designated Mses. Lang and O’Shaughnessy as directors, and the holders of shares of preferred stock and common stock designated Mr. Mylod as a director. Upon the closing of our IPO, the Voting Agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Communications From Stockholders

Stockholders and other interested parties may contact an individual director, the Independent Executive Chairperson of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by writing to the following address: c/o Corporate Secretary, Vroom, Inc., 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We may also refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Board Leadership Structure

Our Independent Executive Chair of the Board, Robert J. Mylod, Jr., has responsibilities customary for an independent executive chair of the Board, including without limitation (i) mentoring and advising the Chief Executive Officer and other senior management through a time of transition; (ii) advising the Chief Executive Officer and other senior management regarding the implementation of the Company’s long-term strategy as approved by the Board; and (iii) advising the Chief Executive Officer and other senior management regarding engagement with the Company's stakeholders.

The Company’s current Board leadership structure therefore is comprised of a Chief Executive Officer and an Independent Executive Chair of the Board. The Board believes that this governance structure best reinforces the independence of the Board from management. In addition, the Board believes the Independent Executive Chair is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Independent Executive Chair may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Our Board exercises its judgment in combining or separating the roles of Chair of the Board and Chief Executive Officer and appointing an Executive Chair or Non-Executive Chair as it deems appropriate in light of prevailing circumstances. During its routine review of the Board's leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Independent Executive Chair of the Board and Chief Executive Officer could most effectively serve the Company's and its stockholders' interests if combined. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. From time to time, the Company engages with securityholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so.

The Board believes that, under the Company’s present circumstances, including the execution of the Value Maximization Plan, its current leadership structure, in which the Board is led by an Independent Executive Chair, which is separate from the Chief Executive Officer, best serves the Board’s ability to carry out its roles and responsibilities on behalf of Vroom’s shareholders, including its oversight of management, and Vroom’s overall corporate governance. Our Board believes that an Independent Executive Chair of the Board with prior corporate governance, finance and investment experience, combined with a Chief Executive Officer who manages the day-to-day operations of our Company while also serving as a director, provides our Board with an optimal balance in terms of leadership and structure at this point in time. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing Vroom, while leveraging our Independent Executive Chairperson’s experience to drive accountability at the Board level. The Board periodically reviews its leadership structure to determine whether it continues to best serve Vroom and its stockholders.

Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Management's involvement in day-to-day risk management enables members of the Company's disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company's disclosure controls and procedures. The Company's management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings. Senior management reviews these risks with the Audit Committee and the Board at regular meetings.

Our Board of Directors does not have a standing risk management committee, but rather administers its oversight function through the Audit Committee and the Board as a whole. In addition, various standing committees of the Board address risks inherent in their respective areas of oversight. Our Board of Directors also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Audit Committee is responsible for overseeing enterprise risk management, including the management of financial risks and cybersecurity risks; reviewing and discussing the Company’s guidelines and policies with respect to risk assessment and risk management; and discussing with management the steps management has taken to monitor and control these exposures. Our Compensation Committee oversees risks related to the Company’s executive compensation, equity incentive plans and other compensatory arrangements. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework, succession planning and environmental and social matters. We believe that our Board leadership structure, described above, supports the risk oversight function of the Board. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

Code of Conduct

Our Code of Conduct reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability. Our Code of Conduct applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer, and constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. The Code of Conduct is publicly available at the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and the Nasdaq Rules regarding any amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website, www.vroom.com.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. Among its provisions, the policy prohibits those covered by the policy from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Compensation Recovery Policy

Our Board has adopted a Compensation Recovery Policy that is intended to comply with the rules and regulations promulgated by the SEC and Nasdaq listing standards that implement the clawback policy requirements set forth in Section 10D of the Exchange Act. The policy provides that the Company will recover excess incentive-based compensation from current and former executive officers in the event of a required accounting restatement. The policy generally applies to any incentive-based compensation that would not have been received by executives based upon a restated financial reporting measure attained in the three fiscal years prior to the date on which the Company determines it must issue a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, subject to certain impracticability exceptions. The Compensation Recovery Policy is overseen and administered by the Compensation Committee. The full text of the Compensation Recovery Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024.

Executive Sessions

The independent members of the Board and independent members of the committees of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Independent Executive Chair of the Board or the relevant committee chair.

Attendance by Members of the Board of Directors at Meetings

There were 8 meetings of the Board during the fiscal year ended December 31, 2023, including a number of special meetings related to various corporate matters. During the fiscal year ended December 31, 2023, each incumbent director attended more than 98% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available at the “Corporate Governance” section on the “Investor Relations” page of our website at www.vroom.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our incumbent directors attended our annual meeting of stockholders held in 2023.

Board Committees

Current Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Timothy M. Crow*

Michael J. Farello
Laura W. Lang
Robert J. Mylod, Jr.
Laura G. O’Shaughnessy
Paula B. Pretlow
Thomas H. Shortt

= Committee Chairperson= Member

* Mr. Crow is expected to become the Chairperson of the Compensation Committee upon reelection at the 2024 Annual Meeting, replacing Michael J. Farello, who is currently the Chairperson.

Audit Committee

Met five times in 2023

Current Committee Members:

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Laura G. O'Shaughnessy

Paula B. Pretlow

The Audit Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com

Primary Responsibilities Include:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
obtaining and reviewing reports of our independent registered public accounting firm describing their internal quality control procedures and any issues raised by quality control reviews;
•
discussing with our independent registered public accounting firm their independence from management;
•
confirming the regular rotation of the lead audit partner and reviewing partner of our independent registered public accounting firm as required by law;
•
reviewing with our independent registered public accounting firm the scope and results of their audit, including any issues or difficulties in connection with the preparation of our financial statements and management’s response;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with Securities and Exchange Commission (“SEC”);
•
reviewing and discussing our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•
reviewing our policies on risk assessment and risk management, including financial, cybersecurity and information security risks;
•
setting clear hiring policies for employees or former employees of our independent registered public accounting firm;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing all reports of our independent registered public accounting firm;
•
reviewing related person transactions;
•
overseeing our Code of Conduct and any waivers; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that Robert J. Mylod, Jr. qualifies as an “audit committee financial expert” as defined by SEC rules.

Report The Report of the Audit Committee is included beginning on page 27 of this proxy statement.

Nominating and Corporate Governance Committee

Met three times in 2023

Current Committee Members:

Laura G. O’Shaughnessy (Chair)

Timothy M. Crow

Paula B. Pretlow

The Nominating and Corporate Governance Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Primary Responsibilities Include:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•
overseeing our succession plan for the Chief Executive Officer and other executive officers;
•
overseeing the evaluation of the effectiveness of our Board of Directors and its committees;
•
overseeing director orientation and education;
•
reviewing and assessing the Board committee structure and leadership structure and recommending changes;
•
reviewing and reassessing the adequacy of our corporate governance policies and practices, including our Corporate Governance Guidelines;
•
overseeing our programs and policies regarding diversity and inclusion;
•
overseeing our management development programs for senior executives, including all senior leadership team roles; and
•
overseeing our environmental and social strategy, initiatives, policies and risks, including in the areas of climate change, environmental protection and sustainability, employee health and safety, diversity, equity and inclusion, responsible business practices, corporate social responsibility programs and corporate philanthropy, as well as our external reporting on environmental and social matters, if any.

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who are independent under Nasdaq Rules.

Compensation Committee

Met three times in 2023

Current Committee Members:

Michael J. Farello (Chair)

Timothy M. Crow

Laura W. Lang

Robert J. Mylod, Jr.

The Compensation Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Upon re-election at the Annual Meeting, Mr. Crow is expected to become the Chairperson of the Compensation Committee.

Primary Responsibilities Include:

•
reviewing and approving the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and approving the Company’s incentive compensation and equity-based plans;
•
reviewing and approving all employment agreements and severance arrangements for the executive officers;
•
administering and overseeing the Company's compliance with the compensation recovery policy required by applicable SEC and Nasdaq rules;
•
reviewing and making recommendations to the board of directors regarding director compensation;
•
overseeing matters relating to our human capital management, including the attraction, engagement, development and retention of employees, as well as equitable pay practices; and
•
appointing and overseeing any compensation consultants.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

Independence

Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Michael J. Farello, Timothy M. Crow, Laura W. Lang and Robert J. Mylod, Jr. No member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

SOCIAL RESPONSIBILITY

Vroom published its first corporate responsibility report in 2023. While we have undergone a number of organizational changes, including the wind down of our ecommerce operations and used vehicle dealership business, we remain committed to elevating our practices as our business and operations mature.

As noted in our corporate responsibility report, our success in this area depends on collaboration and input from key stakeholders, including our customers, employees, partners, and shareholders. We leverage that collective wisdom to ensure that we are addressing environmental, social, and governance practices in a responsible way to bring about positive change.

Diversity, Equity, and Inclusion

Diversity, equity and inclusion (“DEI”) are cornerstones of how we operate. We are committed to building a Board, management team and workforce that reflect the diversity of our customers and our communities. On the road to achieving that goal, as of April 1, 2024, one-half of our independent directors and over 40% of our C-suite executives self-identify as Women and 17% of our independent directors and 11% of our C-suite executives self-identify as individuals from underrepresented racial and ethnic backgrounds. We continue to look for opportunities to develop and promote our diverse talent, aimed at ultimately leading to improved racial and ethnic representation among our senior leadership.

We are an equal opportunity employer committed to creating a work environment that presents our employees with the opportunity to succeed in an environment where every person is treated with dignity and respect and is valued for their unique perspective and contributions.

Pay and Benefits

The Company’s pay and benefits practices are informed by market practice and business requirements and guided by key principles. We believe that we work best when every voice is respected and valued. We offer the same core medical benefits package to every employee regardless of position or level in the organization. This is true for voluntary benefits, and short-term and long-term disability coverages as well. Vroom offers paid parental leave of up to 6 weeks (30 business days) to eligible full-time employees for bonding, care and adjustment associated with the birth or adoption of a child. While our base pay, bonus, and equity practices do vary by employment level, we have chosen to have an internal minimum wage above that required by law.

Workforce Health, Safety and Wellbeing

Vroom takes a comprehensive approach to workplace health and safety of our employees. We offer a broad range of health and welfare benefits to support the health and wellbeing of our employees, including Health Advocate, an offering at no cost to the employee that helps them better understand and utilize all of the available benefits. In addition, we provide, at no cost to the employees, an Employee Assistance Program that provides confidential, professional support to help employees lead a happier and more productive life at home and at work, as well as a Work/Life Balance Program that provides guidance from specialists on balancing work/life issues such as childcare, eldercare, and financial management.

Employee Development and Communication

A key part of Vroom’s operating philosophy is ensuring that employees are learning and developing. We offer a number of developmental programs in addition to standard training on compliance-oriented topics such as our Non-Discrimination and Anti-Harassment Policy and Whistleblower Policy. Offerings include content on managing bias, providing effective feedback, utilizing compensation tools, thoughtful self-evaluation, and skills training. We also prioritize ongoing communication with our employees and encourage employees to provide input into our operations through periodic engagement and other surveys as well as informal channels.

Ecommerce wind down

Throughout 2023 and through the wind down of its ecommerce business, Vroom maintained its commitment to operate in a socially responsible manner. Our core set of values, as listed below, guided our actions. Those values are summed up as being Customer DRIVEN: obsessive Customer service; Data-driven decision making; unwavering Respect for all people; operating with the highest levels of Integrity; moving with Velocity and innovation to test and develop new approaches; exercising Empathy in all that we do and keeping a Nimble-minded approach to adapt to an ever-changing environment.

In light of the wind-down of the ecommerce business that began in January 2024, we are presenting the information for the Vroom ecommerce business and related portions of that business as of December 31, 2023 (not including the UACC business). As of that date, 38% of Vroom’s workforce self-identified as female and 55% as people of color. Within the management leadership team (Director level and above), 29% identified as female and 15% as people of color. As we focused on ensuring all employees had an equal voice and opportunity to succeed, we saw positive changes year over year in employee sentiment. In response to our annual Engagement Survey, 89% of our responding employees indicated agreement with the statement “Everyone here is treated fairly regardless of race, gender, age, ethnic background, disability, sexual orientation, or other differences,” an increase of three points from 2022 and more than eight points since 2021.

We also integrated physical safety and risk management into our daily operations by focusing on a robust training program. All employees in safety-sensitive roles were required to complete safety training during onboarding and periodically thereafter. We continued to focus on a specific safety program for our reconditioning and logistics facilities further reducing our total recordable injuries from 7 in 2022 to just 5 in 2023. During 2023 we also continued to build robust reporting systems. Our electronic reporting system provided all employees the ability to report safety events. Employees in safety sensitive positions have always been required to report all incidents no matter the severity. The comprehensive identification and management of all events including near-miss reporting was a significant part of our safety culture.

Driver safety was also of utmost importance. All of our CDL drivers were required to go through an extensive two-week, in-person onboarding and training program for safe operation and driving. With over 2 million miles driven in 2023, our CDL drivers finished the year with zero ‘at fault’ Department of Transportation (“DOT”) reportable incidents. Our last mile group also transported over 23,000 vehicles without any reportable incidents. As an organization, Vroom finished 2023 with an OSHA recordable rate consistent with 2022 of 0.53 - better than the industry standard. Fleet safety was an essential part of our operations. Vroom had a dedicated DOT manager to promote exceptional compliance for our trucks and drivers. With 45 roadside inspections conducted on our vehicles and drivers during 2023, we had only two "out-of-service" violations for our trucks (5% vs a national average of 21%) and one violation for our drivers (1.5% vs a national average of 6%).

In January, after we began to wind down the ecommerce business, we maintained our commitment to treating our employees with dignity and respect. We offered all employees salary continuation through notice pay, severance, or a combination of both, as well as eligibility for benefits continuation and outplacement services. In most cases, we also allowed employees to maintain personal electronic devices after proprietary information was rendered inaccessible. The Company also provided multiple follow-up email communications, continued opportunities for 1-1 dialogue, and set up a site for exiting employees that includes job search tips, job leads, and information on accessing benefits and outplacement. While this was a difficult task, we worked to, and continue to work to, provide a supportive environment for our Vroommates’ adjustment.

UACC

UACC operates under a set of values that has guided it for a number of years: accountability for one's own actions; integrity in what we say and do; fun in the celebration of one another's successes; consistency of actions and deeds; and service excellence in bringing the best of what we have to our customers every day. UACC’s mission is to provide the best opportunities for its dealers and customers to achieve financial success through hard work, innovation, and great service.

As of April 1, 2024, 57.7% of our UACC employees self-identified as women and 76.6% of those who reported their ethnicity self-identified as people of color (40.8% of the total UACC workforce). In our UACC Leadership Team (Director-level and above), 21.4% self-identified as Women and 21.4% self-identified as people of color. We continue to focus on improved reporting and nurturing our internal talent with the expectation that it will increase the representation of women and people of color in leadership positions over time.

UACC has established a UACC Cares program that is focused on connecting employees with the community in volunteer related activities. During 2023 UACC held 22 events including donation drives and providing coordinated time off to serve in the community at food banks and shelters. It is an honor to be able to support our community and employees are encouraged to volunteer and make a difference.

At UACC, the leadership team works to maintain a culture of compliance and a program that is comprehensive and adaptable to changing regulations, primarily with those related to consumer lending. UACC’s successful compliance track record is due to a comprehensive Compliance Management System with numerous oversight initiatives, centralized complaint management system and a dedicated complaint response team. As part of the Compliance Management System, UACC has a rigorous testing environment, 360-degree review and continual refinement based on the results of internal tests. The annual Compliance Risk Assessment forms the foundation of UACC’s Testing Program.

Corporate Governance

We are committed to maintaining robust governance practices and a strong ethical culture by regularly reviewing, updating and enhancing our governance practices and compliance and training programs.

As part of the periodic review of our committee charters, in 2021 the Nominating and Corporate Governance Committee updated its list of duties and responsibilities to include oversight of the Company’s programs and policies regarding diversity and inclusion, as well as environmental and social strategy, initiatives, policies and risks, including with respect to climate change, environmental protection and sustainability, employee health and safety, responsible business practices, corporate social responsibility programs and corporate philanthropy. In 2022 it further updated this list to include oversight of any external reporting on environmental and social matters.

Additionally, in 2022, the Nominating and Corporate Governance Committee recommended, and the Board approved, amendments to our Corporate Governance Guidelines that further demonstrate our commitment to maintaining a diverse Board and robust corporate governance practices for service on our Board. The amendments added gender identification, identification as an underrepresented minority, identification as LGBTQ+, ethnicity and any other relevant background information among the factors that the Nominating and Corporate Governance Committee may take into consideration when evaluating the suitability of individual candidates for election to the Board. The amendments also reduced the number of other public company boards on which our directors may serve to four other public companies, and to one other public company board for any director who also serves as the chief executive officer of a public company or in an equivalent position.

In 2023, the Board approved and adopted a compensation recovery policy intended to comply with the applicable SEC and Nasdaq rules, and the Compensation Committee updated its list of duties and responsibilities to include administration and oversight of the compensation recovery policy.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of RSM is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.

RSM has served as the independent registered public accounting firm for UACC since 2010, and our Audit Committee approved the appointment of RSM to serve as our independent registered public accounting firm on April 26, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. In addition, the Audit Committee ensures the regular rotation of the lead audit partner.

Changes in Independent Registered Accounting Firm

As previously disclosed, in April 2024, the Audit Committee of the Board conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Committee solicited proposals from both PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, and RSM, the current independent auditor for the Company's subsidiary, United Auto Credit Corporation.

As a result of this process, following the review and evaluation of proposals from the participating firms, on April 26, 2024, the Audit Committee approved the appointment of RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the completion of their routine client acceptance procedures. On the same date, the Committee dismissed PwC as the Company’s independent registered public accounting firm immediately after the filing of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2024 with the SEC. The Company has authorized PwC to respond fully to the inquiries of the successor auditors.

The audit reports of PwC on the Company’s financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2023, the report included an emphasis of matter paragraph regarding the Company’s 2024 value maximization plan, pursuant to which the Company discontinued its ecommerce operations and is winding down its used vehicle dealership business.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through April 26, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures included in its Current Report on Form 8-K filed with the SEC on April 29, 2024 (the “Current Report”) and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Current Report. This letter was filed as Exhibit 16.1 to the Current Report.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period from January 1, 2024 through April 26, 2024, neither the Company nor anyone on its behalf consulted with RSM regarding:(i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

A representative of each of PwC and RSM is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of RSM is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of RSM is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Vroom.

Board Recommendation

☑The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of RSM as our independent registered public accounting firm for the year ending December 31, 2024.

Principal Accountant Fees and Services

The following table summarizes the fees of PwC, our prior independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2023	2022
Audit Fees (1)	$2,100,000	$2,491,500
Audit-Related Fees (2)	$0	$68,873
Tax Fees (3)	$0	$10,000
All Other Fees (4)	$2,132	$10,935
Total Fees	$2,102,132	$2,581,308

(1)
Audit Fees include professional services rendered for the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our regulatory filings. Fiscal year 2022 Audit Fees have been updated to include the final fees incurred.
(2)
Audit-Related Fees include due diligence services to support merger and acquisition activities.
(3)
Tax Fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning. Fiscal year 2022 Tax Fees have been updated to include the final fees incurred.
(4)
All Other Fees include aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above, including access to online accounting and tax research software applications.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee shall approve or pre-approve all auditing services (including but not limited to internal control-related services) and all permitted non-audit services by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. During 2023, all audit and audit-related services provided to us were pre-approved by the Audit Committee. The Audit Committee also reviewed non-audit services provided by PwC during 2023 and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Laura G. O'Shaughnessy

Paula B. Pretlow

PROPOSAL Three—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE compensation of our named executive officers

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company's named executive officers identified in the section titled "Executive Compensation" set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the year ended December 31, 2023 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation philosophy are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon the Company, our Board or our Compensation Committee, nor will it create or imply any change in the duties of the Company, our Board or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

At our Annual Meeting of Stockholders held on June 24, 2021, our stockholders recommended, on a non-binding advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2025 Annual Meeting.

Board Recommendation

☑ Our Board unanimously recommends a vote “FOR” for the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL four—APPROVAL OF THE AMENDED 2020 INCENTIVE AWARD PLAN

On April 27, 2024, our Board adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Vroom, Inc. 2020 Incentive Award Plan, (the “2020 Plan”) to (i) increase the number of shares of our common stock authorized for issuance under the 2020 Plan by 350,000 shares and (ii) correspondingly increase by 350,000 shares the limit on the number of shares that can be issued under the 2020 Plan pursuant to the exercise of “incentive stock options.” Our Board believes that the Amendment is in the best interests of our stockholders and the Company and recommends that our stockholders vote to approve the Amendment.

As of the Record Date, there were 95,403 shares remaining available for issuance under the 2020 Plan. If our stockholders approve the Amendment, the number of shares remaining available for issuance under the 2020 Plan will increase by 350,000 shares of our common stock. In addition, under the existing terms of the 2020 Plan, the number of shares available for issuance will increase by (i) on the first day of each year beginning on January 1, 2025 and ending in and including January 1, 2030, an amount equal to the lesser of (A) 4% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our Board or Compensation Committee, and (ii) any shares of our common stock subject to awards under the 2020 Plan or the 2014 Plan which are forfeited or lapse unexercised.

All share amounts in the following discussion take into account the 1-for-80 reverse stock split of the Company’s common stock that occurred on February 8, 2024.

Background on Share Request

Pursuant to the Value Maximization Plan announced by the Board on January 22, 2024, the Company has discontinued its ecommerce operations and wound down its used vehicle dealership business in order to preserve liquidity and enable the Company to maximize stakeholder value through its remaining businesses, UACC and CarStory. The Company seeks to grow and enhance the profitability of the UACC and CarStory businesses going forward. Our future success in that effort depends on our continued ability to attract, recruit, motivate and retain high-quality talent. It is critical that we be able to provide equity-based incentives as we compete for talent in a market in which equity compensation is not only prevalent, but also expected by both existing personnel and prospective candidates. Equity incentives are intended to motivate employees and reduce turnover, while also aligning the interests of our employees and non-employee directors with those of our stockholders. Our Board and management believe equity awards are essential in a competitive labor market to attracting, recruiting, motivating and retaining the highly qualified employees who will help us meet our business objectives. Moreover, preserving cash is critical to our ability to successfully grow and enhance the profitability of the UACC and CarStory businesses, and thereby maximize stakeholder value. Our cash position has decreased significantly since December 31, 2023, and will continue to be reduced by ongoing wind-down costs. Without a sufficient number of shares to make meaningful equity grants, cash is the only currency we will have to attract, recruit, motivate and retain high-quality talent. Relying solely on cash compensation will further erode our cash position and deny the Company the benefit of shareholder alignment that equity compensation provides. Accordingly, we are proposing the Amendment to ensure the Company has a sufficient reserve of shares available to attract, retain and motivate selected employees, consultants and directors who are essential to the Company’s long-term growth and success.

We expect the additional number of shares under the Amendment to the 2020 Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2020 Plan could last for a shorter or longer period of time. If stockholders do not approve the Amendment to the 2020 Plan, we will be unable to continue granting meaningful equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

In light of the foregoing and the key equity metrics set forth below, our Board has determined that the number of shares to be added to the 2020 Plan share reserve is reasonable and appropriate at this time.

Key Equity Metrics

On the Record Date:

1.
the Company had an aggregate of 1,795,626 shares of common stock outstanding;
2.
the Company had a total of 95,403 shares of common stock reserved for issuance and available for future grants under the 2020 Plan;
3.
there were approximately 13,851 options with a weighted average exercise price of $600.00 outstanding under the 2020 Plan;
4.
there were approximately 165,324 RSUs outstanding under the 2020 Plan; and
5.
the closing price of our common stock was $11.36 per share.

The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in requesting the number of additional shares under the 2020 Plan:

Fiscal Year	Options Granted	RSUs Granted	Total Granted(1)	Weighted Average # of Shares During Year	Burn Rate(2)
2021	0	8,975	8,975	1,705,372.53%
2022	15932	104,351	120,283	1,723,843	7.0%
2023	0	108,924	108,924	1,743,128	6.2%
Average Three-Year Burn Rate (2021-2023)					4.6%

(1) Total number of shares granted in a particular fiscal year includes all options and RSUs granted during such fiscal year.

(2) The “Burn Rate” measures how quickly we use shares and is calculated by dividing (a) the number of shares subject to equity awards granted during the applicable fiscal year by (b) the weighted average number of shares of our common stock outstanding during the applicable fiscal year.

Summary of the 2020 Plan as Amended by the Amendment

A summary of the principal provisions of the 2020 Plan, as amended by the Amendment, is set forth below. This summary is qualified by reference to the full text of the 2020 Plan as amended by the Amendment, which is attached as Annex A to this proxy statement.

Eligibility and Administration

Persons eligible to participate in the 2020 Plan include members of our Board (currently comprised of six non-employee directors), approximately 900 employees of the Company and its subsidiaries (including four executive officers), as determined by the plan administrator. Consultants are not eligible to receive equity awards under the Company’s existing grant guidelines.

The 2020 Plan is administered by our Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator herein), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2020 Plan, subject to its express terms and conditions. The plan administrator sets the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration conditions.

Shares Available for Awards and Share Limits

If our stockholders approve the Amendment, the maximum number of shares of our common stock authorized for issuance under the 2020 Plan will equal the sum of (i) 387,738 shares of our common stock, (ii) an annual increase on the first day of each year beginning on January 1, 2022 and ending in and including January 1, 2030, equal to the lesser of (A) 4% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our Board or Compensation Committee, and (iii) any shares of our common stock subject to awards under the 2014 Plan which are forfeited or lapse unexercised and which are not issued under the 2014 Plan (since the original effective date of the 2020 Plan); provided, however, no more than 475,000 shares may be issued upon the exercise of ISOs.

Awards granted under the 2020 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock ("Substitute Awards") will not reduce the shares authorized for grant under the 2020 Plan.

The maximum grant date fair value of awards under the 2020 Plan plus other fees that may be granted or paid to any non-employee director during any calendar year is $500,000. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

If any shares subject to an award under the 2020 Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such award is settled for cash (in whole or in part) (including restricted shares repurchased by the Company at the same price paid by the participant), the shares subject to such award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of awards under the 2020 Plan. Notwithstanding the foregoing, the following shares shall not be available for future grants of awards under the 2020 Plan: (i) shares tendered by a participant or withheld by the Company in payment of the exercise price of an option; (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; (iii) shares subject to a stock appreciation right (“SAR”) or other stock-settled award (including awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the SAR or other stock-settled award; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2020 Plan.

Except as described in the immediately following sentences, no award granted under the 2020 Plan shall vest earlier than the first anniversary of the date the award is granted and no award agreement shall reduce or eliminate such minimum vesting requirement. The minimum vesting restrictions shall not apply to: (i) any Substitute Awards, (ii) any awards delivered in lieu of fully-vested cash-based awards (or other fully-vested cash awards or payments), (iii) any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, or (iv) any other awards granted by the plan administrator that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the 2020 Plan as of the initial effective date of the 2020 Plan and increased from time to time. Additionally, an award may provide that the minimum vesting restrictions may lapse or be waived upon a participant’s termination of service or death or disability.

Types of Awards

The 2020 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, stock payments, restricted stock units (“RSUs”), other incentive awards, SARs, and cash awards. Certain awards under the 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986 (the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years.

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

Stock Payments. Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with another award other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions

The plan administrator has broad discretion to take action under the 2020 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the 2020 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then the plan administrator may provide that all such awards will terminate in exchange for cash or other consideration, or become fully vested and exercisable in connection with the transaction. In the event an award continues in effect or is assumed or an equivalent award substituted, then, in addition to any applicable vesting provisions set forth in any individual award agreement or other services agreement or policy applicable to a participant, if the participant incurs a termination of service without cause upon or within 12 months following the change in control, such participant shall become fully vested in such continued, assumed or substituted award immediately upon such termination of service. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended without the approval of our stockholders to (i) reduce the exercise price per share of outstanding options or SARs or (ii) cancel outstanding options or SARs in exchange for cash or other awards when the exercise price of such option or SAR exceeds the fair market value of the underlying shares.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2020 Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2020 Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our common stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our Board may amend or terminate the 2020 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Plan. No award may be granted pursuant to the 2020 Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors initially adopted the 2020 Plan and (ii) the date on which our stockholders initially approved the 2020 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2020 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

NSOs. If a participant is granted an NSO under the 2020 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in our common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

ISOs. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our common stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Section 409A of the Code. Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

Other than with respect to annual grants of RSUs to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2020 Plan are subject to the discretion of the plan administrator, and, therefore, it is not possible to determine the benefits that will be received in the future by other participants in the 2020 Plan. Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)	Number of Shares (#)
Named Executive Officers
Thomas H. Shortt, Chief Executive Officer	----	----
Robert R. Krakowiak, Chief Financial Officer	----	----
Patricia Moran, Chief Legal Officer and Secretary	----	----
All current executive officers as a group	----	----
All current directors who are not executive officers as a group	600,000(1)	(2)
All employees who are not executive officers as a group	----	----

(1) In accordance with our non-employee director compensation policy, each non-employee director who will continue to serve as a non-employee director immediately following the Annual Meeting will automatically be granted an award of RSUs on the date of our Annual Meeting, with the number of RSUs determined by dividing (i) $100,000 by (ii) the average closing trading price of our common stock over the 10 consecutive trading days ending with the trading day immediately preceding the grant date.

(2) The aggregate number of shares to be granted to non-employee directors is not included in the table above because the number of shares subject to their RSU awards will depend on the 10 trading day average closing price of our common stock as of the trading day immediately before the grant date, as described in footnote 1 above.

Historical Grants Under the 2020 Plan

The following table provides summary information regarding the number of shares of our common stock subject to awards granted under the 2020 Plan to certain persons since the 2020 Plan’s initial adoption date through the Record Date.

Name and Position	Number of Shares Underlying Options (#)	Number of Shares Underlying RSUs (#)
Named Executive Officers
Thomas H. Shortt, Chief Executive Officer	7,500	43,018
Robert R. Krakowiak, Chief Financial Officer	3,749	18,354
Patricia Moran, Chief Legal Officer and Secretary	----	10,622
All current executive officers as a group	11,249	79,950
Nominees for election as director who are not executive officers (1)
Robert J. Mylod, Jr.	----	1,220
Timothy M. Crow	----	3,161
Michael J. Farello	----	1,249
Laura W. Lang	----	2,273
Laura G. O’Shaughnessy	----	2,273
Paula B. Pretlow	----	2,364
All current directors who are not executive officers as a group (2)	----	12,540
Each associate of any such executive officer, director or director nominee	----	----
Each other person who received or is to receive 5% of awards under the plan	----	----
All employees who are not executive officers as a group	4,683	133,439

(1) Mr. Shortt is also a nominee for election as a director, and the share amounts for him are separately set forth above.

(2) Amount presented equals the total number of shares underlying grants made to director nominees, which are separately set forth above.

Board Recommendation

☑ Our Board unanimously recommends a vote “FOR” for the approval of the amended 2020 Incentive Award Plan.

EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following is a narrative discussion of elements of our executive compensation program. In 2023, our “named executive officers” and their positions were as follows:

•
Thomas H. Shortt, Chief Executive Officer and Director;
•
Robert R. Krakowiak, Chief Financial Officer; and
•
Patricia Moran, Chief Legal Officer and Secretary.

Each of the key elements of our executive compensation program is discussed in more detail below.

Compensation Philosophy and Objectives

Our compensation philosophy is driven by the need to attract and retain top executive talent, while ensuring that compensation aligns with our corporate and financial objectives and the long-term interests of our stockholders. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our skilled executives to drive market-leading turn-around performance, as our ability to meet and exceed our business goals depends on the commitment and contributions of each executive.

Our compensation programs for our executives have historically been weighted towards rewarding both short- and long-term performance through a mix of cash and equity incentives, providing the executives with an opportunity to share in the appreciation of our business over time.

Our executive compensation program is designed to weight variable compensation (both cash and equity) more heavily for our senior executives, such that there is a positive correlation between an executive’s seniority, role and responsibilities and the proportion of his or her compensation that is “at-risk”.

Determination of Compensation/Compensation Practices

Our Compensation Committee administers the executive compensation program for our named executive officers, as well as reviews compensation for other executives within the Company. Our Compensation Committee is responsible for reviewing and approving the compensation of our executives, approving and administering our cash and equity incentive plans, including setting vesting conditions for awards (including performance metrics) and determining the amounts of the awards granted to our executive officers, ensuring it is aligned with our executive compensation philosophy. Our Compensation Committee is also responsible for reviewing and providing recommendations to our Board of Directors regarding the compensation of our directors.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Effective January 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC ("Pearl Meyer"), a compensation consulting firm, to serve as the committee's compensation consultant and provide advice and assistance on compensation matters pertaining to our executive officers and non-employee directors. Pearl Meyer reports directly to the Compensation Committee, which has considered the adviser independence factors required under SEC rules as they relate to Pearl Meyer and have determined that Pearl Meyer’s work does not raise a conflict of interest.

In addition to survey and benchmarking information derived from our peer group information (as described below) and other sources, other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions and complexity of the position. More specifically, our Compensation Committee considers the performance of the Company’s named executive officers, the individual’s historical compensation and any retention concerns, and the CEO’s recommendations (in the case of named executive officers other than the CEO), before determining the compensation arrangement for each of them.

Peer Group Companies

Our peer group review for 2023 consisted of a multi-dimensional analysis in which we selected companies: in a similar growth stage as us (with a focus on newly public companies), with similar gross profit margins, revenue, and in similar industries that we viewed as competition for executive talent.

We review and evaluate our peer group on an ongoing basis to ensure that we are accurately benchmarking and compensating our employees. There are a limited number of publicly traded companies that compete directly with us. We selected a peer group comprised of companies operating primarily in the U.S. that are of similar business (e.g. auto retailing, e-commerce, and other tech enabled/disruptor companies), scale, complexity, high growth and similar margins. In April 2023, the Compensation Committee approved a peer group comprised of the following companies:

Auto Retail	Broader eCommerce	Real Estate (Tech Enabled)
America's Car-Mart	Overstock.com	OpenDoor Technologies
Asbury Automotive	Stitch Fix	Redfin
Cars.com
CarGurus
CarMax
CarParts.com
Carvana
Group 1 Automotive
Lithia Motors
MarineMax
OneWater Marine
Shift Technologies
Sonic Automotive

Elements of the Company’s Executive Compensation Program

We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. For the year ended December 31, 2023, the compensation of our named executive officers generally consisted of:

•
Base salary;
•
Annual performance-based cash bonus opportunities;
•
Equity incentive compensation;
•
Certain severance benefits;
•
Participation in our 401(k) Plan; and
•
Health and welfare benefits.

These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success, reward executives based on performance and align executives with the interests of our stockholders.

Base Salaries

Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Shortt's salary was set at $700,000 in connection with his promotion to Chief Executive Officer effective as of May 9, 2022 (the "CEO Transition Date"). The Committee approved a subsequent increase in April, 2023 to $775,000 annually. Effective April 23, 2023, Mr. Krakowiak's base salary was increased from $525,000 to $565,000 and Ms. Moran's from $425,000 to $460,000. On

March 8, 2024, the Committee determined to further increase the base salaries of Mr. Krakowiak and Ms. Moran to $650,000 and $600,000, respectively, effective as of February 1, 2024.

Bonus Compensation and Other Payments

Pursuant to our compensation structure that aligns executive compensation to both market and internal equity targets, on April 12, 2023, the Compensation Committee determined to adjust the target bonus opportunities for 2023 as follows: Mr. Shortt’s was increased to 150% of his base salary, Mr. Krakowiak’s was increased to 75% of base salary and Ms. Moran’s was increased to 60% of base salary, respectively.

For 2023, the Compensation Committee determined that, in order for any bonus to be funded, the Company would have to achieve certain ecommerce gross profit and adjusted EBITDA thresholds. While the Company met the operational goals of the business, in light of the wind-down of the ecommerce business and its impact on the Company's financial performance, the Compensation Committee did not approve any annual bonus payment for 2023.

Equity Compensation

Prior to the IPO, we sponsored the Vroom, Inc. Second Amended & Restated 2014 Equity Incentive Plan, or the 2014 Plan, which provided for the grant of equity awards with respect to our common stock. In connection with our IPO, we adopted the 2020 Incentive Award Plan, or the 2020 Plan. We believe using long-term incentive compensation provides our employees (including the named executive officers) and other eligible service providers the opportunity to participate in the equity appreciation of our business, incentivizes them to work towards Vroom’s long-term performance goals and aligns them with the interests of our stockholders. We believe that such awards function as a compelling incentive and retention tool. No further awards will be granted under the 2014 Plan. The equity awards held by our named executive officers are included in the Outstanding Equity Awards at Fiscal Year End Table below.

In 2023, we granted the following equity awards to our named executive officers under the 2020 Plan:

	Grant Date	Award Type	# of Shares (1)(2)
Mr. Shortt	March 20, 2023	Restricted Stock Units ("RSUs")	22,500
Mr. Krakowiak	March 20, 2023	RSUs	10,000
Ms. Moran	March 20, 2023	RSUs	5,000

(1)
Share counts give effect to a reverse stock split of 80-1 effective on February 8, 2024.
(2)
At the time of grant, the RSUs were scheduled to vest over a period of three years in equal installments on the first three anniversaries of the vesting commencement date (March 20, 2023) subject to continued employment through each applicable vesting date. On March 8, 2024, the vesting schedule was amended as described under " 2024 Retention Arrangements" below.

Other Elements of Compensation

2024 Retention Arrangements

In light of the ecommerce wind down, on March 8, 2024, the Compensation Committee approved retention letter agreements (each, a “Retention Agreement”) with each of Mr. Shortt, Mr. Krakowiak and Ms. Moran providing for: (i) an amendment to each executive’s outstanding RSUs which are scheduled to vest in 2024, 2025 and 2026 to vest in full in March 2025, subject to the executive’s continued employment through such date (the “RSU Vesting Amendment”) or earlier acceleration on a termination without Cause or for Good Reason (each as defined in the Retention Agreement), (ii) in consideration of the executives’ agreement to the RSU Vesting Amendment, a grant of additional RSUs with respect to 2,250, 1,085, and 531 shares of common stock, respectively, with the same vesting terms, and (iii) an extension of the post-termination exercise period of any outstanding vested stock options held by such executive in the event of the executive’s termination without Cause or for Good Reason through the original expiration date of such options. In addition, Mr. Shortt’s Retention Agreement provides that he will be eligible to earn a retention bonus of $1,000,000, which will be payable in five equal installments on or shortly following each date of filing of the Company’s annual report on Form 10-K for fiscal year 2023, the quarterly reports on Form 10-Q for each of the first three fiscal quarters of fiscal year 2024, and the Company’s annual report on Form 10-K for fiscal year 2024, subject to his continued service with the Company on the applicable payment date or on an earlier termination without Cause or for Good Reason.

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide any matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.

Employee Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•
medical, dental, vision, and healthcare advocacy benefits;
•
medical care flexible spending accounts and health savings accounts;
•
employee assistance program (EAP);
•
short-term and long-term disability insurance; and
•
life and accidental death & dismemberment insurance.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Thomas H. Shortt	2023	751,923	0	1,584,000	0	0	2,335,923
Chief Executive Officer and Director	2022	682,692	2,370,000 (3)(4)	4,216,519	498,000	131,061	7,898,272
Robert R. Krakowiak	2023	552,692	0	704,000	0	0	1,256,692
Chief Financial Officer	2022	525,000	388,750 (3)(5)	725,000	342,000	0	2,111,546
Patricia Moran	2023	449,231	0	352,000	0	0	801,231
Chief Legal Officer and Secretary	2022	413,750	227,563 (3)	580,000	0	0	1,221,313

(1)
Amounts reflect the actual base salary paid to each named executive officer in respect of 2023.
(2)
The amounts reflect the full grant-date fair value of restricted stock unit awards, performance restricted stock unit awards and options granted during 2023 and 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards, performance restricted stock unit awards and option awards made to executive officers in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the Securities and Exchange Commission on March 13, 2024) and in our Annual Report on Form 10-K for the year ended December 21, 2022 (filed with the Securities and Exchange Commission on March 2, 2023).
(3)
Amounts represent bonuses paid under the Company’s 2022 Annual Discretionary Bonus program.
(4)
Amount set forth in the Bonus column with respect to Mr. Shortt reflects the combined values of the company's Annual Discretionary Bonus program earned for 2022 in the amount of $770,000 and a sign-on bonus paid pursuant to the terms of his offer letter of $1,600,000 paid on January 21, 2022, $300,000 of which was subject to repayment to the Company if he had voluntarily terminated his employment with the Company without good reason or his employment with the Company had terminated for cause prior to the first anniversary of the commencement date.
(5)
Amount set forth in the Bonus column with respect to Mr. Krakowiak reflects the combined values of the company's Annual Discretionary Bonus program earned for 2022 in the amount $288,750 and an anniversary bonus paid pursuant to the terms of his offer letter of $100,000 paid on September 30, 2022.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Thomas H. Shortt	03/20/23						22,500	(7)	$1,084,500
	05/09/22	2,500	7,500	(4)	$600.00	5/9/2032	7,500	(5)	$361,500
	01/03/22						2,179	(3)	$105,028
Robert R. Krakowiak	03/20/23						10,000	(7)	$482,000
	05/20/22	1,250	2,499	(4)	$600.00	5/20/2032	6,250	(5)	$301,250
	09/30/21						340	(6)	$16,388
Patricia Moran	03/20/23						5,000	(7)	$241,000
	05/20/22						5,000	(5)	$241,000
	02/06/19	2,811			$336.80	2/6/2029

(1)
All option exercise prices and share counts give effect to an 80-1 reverse stock split executed on February 8, 2024.
(2)
Market values reflect the closing price of our common stock quoted on the Nasdaq Global Select Market on December 29, 2023 (the last business day of fiscal year 2023), which was $48.20.

(3)
At the time of grant, the RSUs were scheduled to vest over a period of three years in equal installments on the first three anniversaries of the vesting commencement date (January 3, 2022) subject to continued employment through each applicable vesting date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive's continued employment through the date vesting. See "2024 Retention Arrangements" above.
(4)
The options vest over a period of three years in equal annual installments on the first three anniversaries of the grant date subject to the executive's continued employment through each applicable vesting date
(5)
At the time of grant, the RSUs were scheduled to vest on the third anniversary of the grant date, subject to continued employment through such date; provided, that there will be an opportunity for the RSU grant to vest on an accelerated basis in 1/3 increments if the Company achieves and sustains a closing price at or above $600 per share for twenty consecutive trading days during the three-year vesting period; a closing price at or above $1,200 per share for twenty consecutive trading days in the second or third years of the vesting period; and a closing price at or above $1,680 per share for twenty consecutive trading days during the third year of the vesting period.On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive's continued employment through the date vesting. See "2024 Retention Arrangements" above.
(6)
The RSUs vest over a period of three years in equal annual installments on the first three anniversaries of the vesting commencement date (September 13, 2021) subject to continued employment through each applicable vesting date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive's continued employment through the date vesting. See "2024 Retention Arrangements" above.
(7)
The RSUs vest over a period of three years, as to 40% on the first anniversary of the grant date, and as to 30% on each of the second and third anniversaries of the date of grant, in each case subject to the executive's continued employment through such date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive's continued employment through the date vesting. See "2024 Retention Arrangements" above.

Summary of Potential Payments and Benefits

Overview

This section describes the benefits payable to our named executive officers in two circumstances:

•
Termination of Employment
•
Change in Control

Executive Severance Arrangements

Under the terms of the Vroom, Inc. Amended and Restated Executive Severance Plan (the "Executive Severance Plan"), our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment. Mr. Shortt was also entitled to certain severance benefits as set forth in his employment agreement and described below.

Under the terms of the Executive Severance Plan, as in effect during 2023, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, then such person will be entitled to receive:

•
For the duration of the Severance Period (as defined below), such person’s base salary rate in effect on the date of his or her separation from service to the Company (“Base Severance”);
•
For the duration of the Severance Period, payments equal to the cost of such person’s and his or her covered dependents’ health insurance coverage under COBRA; and
•
Accelerated vesting of such person’s outstanding equity to the extent provided in any written agreement between such person and the Company. Please see the “Executive Compensation Arrangements” section above for a description of such terms.

In the event a covered employee is terminated upon a change of control, then such person will be entitled to receive:

•
A lump sum cash payment equal to 1.5 times (or 2.25 times in the case of the Chief Executive Officer) such person’s Base Severance in effect immediately prior to his or her separation from service to the Company;
•
An amount equal to such person’s annual bonus assuming achievement of any applicable performance goals or objectives, prorated for the number of days the person was employed during that calendar year;
•
For the duration of the Severance Period, payments equal to the cost of such person’s and his or her covered dependents’ health insurance coverage under COBRA; and
•
Full acceleration and, if applicable, exercisability of all equity awards held by such person as of the date of termination.

Receipt of severance benefits upon termination by the Company without cause, by the executive for good reason or upon a change of control is subject to: (a) the covered employee’s compliance with certain restrictive covenants, including (i) holding the Company’s secret or confidential information in a fiduciary capacity and (ii) non-compete and non-solicitation provisions for the duration of the Severance Period; and (b) the covered employee’s execution of a general release of claims against the Company, its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns. “Severance Period” means 18 months after separation from service to the Company, in the case of the Chief Executive Officer, and 12 months after separation from service to the Company, in the case of all other covered employees.

In addition, in the event of death or disability, a covered person will be entitled to receive payments equal to the cost of the person’s and his or her covered dependents’ health insurance coverage under COBRA for the duration of the Severance Period, as well as immediate vesting of all of the person’s time-based equity awards.

On March 8, 2024, the Compensation Committee approved an amendment and restatement of the Executive Severance Plan which: (i) clarifies that a Competing Business (as defined in the Executive Severance Plan) includes a business engaged in financing motor vehicles in order to reflect changes to the Company’s business activities since the effective date of the Executive Severance Plan, (ii) reflects the severance terms previously agreed to with Mr. Shortt in his employment agreement (as described below); and (iii) provides that the severance payments payable on a qualifying termination outside of the Change in Control Period (as defined in the Executive Severance Plan) will be paid in substantially equal installments over a period of four months (rather than the original eighteen- or twelve- month Severance Periods, as applicable).

Employment Agreement with Thomas H. Shortt

Mr. Shortt, our Chief Executive Officer, is party to an employment agreement dated May 9, 2022. Pursuant to the employment agreement, if Mr. Shortt's employment is terminated by us without Cause or by Mr. Shortt for good reason or in the event of a termination in connection with a change in control, and notwithstanding anything to the contrary set forth in the Executive Severance Plan, then, Mr. Shortt will be entitled to severance benefits that include the following: (i) an amount equal to the sum of 18 months of base salary and target bonus; (ii) accelerated vesting of grants awarded to Mr. Shortt pursuant to his employment agreement and all equity awards outstanding as of the CEO Transition Date; and (iii) extended exercisability of the option grant awarded to Mr. Shortt pursuant to his employment agreement and all option awards outstanding as of the CEO Transition Date until the earlier of the third anniversary of Mr. Shortt’s termination or the expiration of the original term.

Mr. Shortt also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post employment restrictions on competition and solicitation of employees, vendors and customers of the Company. The employment agreement contains a perpetual non-disparagement covenant.

Amended Offer Letter with Robert R. Krakowiak

Mr. Krakowiak, our Chief Financial Officer, is party to an employment letter dated September 13, 2021. Pursuant to the amendment to Mr. Krakowiak’s offer letter, if Mr. Krakowiak’s employment is terminated without cause or upon his resignation for good reason, 50% of the unvested portion of the restricted stock unit award that he received on the CFO Transition Date, which is subject to ratable vesting on the first three anniversaries of the CFO Transition Date, will vest.

Mr. Krakowiak also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

Patricia Moran

Ms. Moran also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement in connection with her employment, which provides that Ms. Moran will be subject to 12-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

Stock Incentive Equity Plans

Change of Control Amendment

Effective March 25, 2019, our board of directors determined to amend the vesting schedule of option awards under the 2014 Plan, including the options held by our named executive officers, such that, if any such options are assumed or remain outstanding following the occurrence of a change of control and the participant’s employment is terminated without Cause or the participant resigns for Good Reason (each as defined in the 2014 Plan) within the 12-month period following such change of control, the then-unvested portion of such options shall fully accelerate and vest.

If the Company determines that any payment or distribution by the Company to the recipient of an award under the 2014 Plan would be subject to the excise tax imposed by Section 4999 of the Code, then such payments shall be reduced to the extent required to prevent the imposition of the excise tax.

PAY Versus PERFORMANCE

In accordance with SEC rules applicable to Smaller Reporting Companies, the following table sets forth additional information concerning the compensation of each individual who served as our Principal Executive Officer (PEO) and our other (non-PEO) named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2023 2022, and 2021 and our net income and TSR performance for each such fiscal year.

Year	Summary Compensation Table Total for PEO One (Hennessy)	Compensation Actually Paid to PEO One (1)(2) (Hennessy)	Summary Compensation Table Total for PEO Two (Shortt)	Compensation Actually Paid to PEO Two (1)(2) (Shortt)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (in thousands)
2023	-	-	$2,335,923	$1,206,834	$1,028,962	$615,796	1.47	($365,540)
2022	$210,385	($5,210,335	$7,898,272	$5,226,443	$1,601,032	$471,943	2.49	($451,910)
2021	$18,328,140	($11,053,509	-	-	$1,008,437	($3,184,750)	26.34	($370,911)

(1) Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Thomas Shortt	Robert Krakowiak and Patricia Moran
2022	Paul Hennessy and Thomas Shortt	Robert Krakowiak and Patricia Moran
2021	Paul Hennessy	Robert Krakowiak, David Jones, Mark Roszkowski, Patricia Moran, and C. Denise Stott

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2023
Adjustments	PEO Two (Shortt)	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,584,000)	(528,000)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,084,500	(361,500)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	0	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(472,579)	(238,261)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(22,702)	(8,404)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0	0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0
TOTAL ADJUSTMENTS	(994,781)	(413,165)

(2) Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards (applicable in 2021 and 2022 only), the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining term the awards are expected to be outstanding as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

Narrative Disclosure to Pay Versus Performance Table

The following describes the relationship between compensation actually paid to our PEOs and the average of compensation actually paid to our remaining NEOs with (i) our cumulative TSR and (ii) our net loss.

Our executive compensation program emphasizes equity compensation and has been historically heavily weighted in that direction. As a result of this emphasis, compensation actually paid to our PEO and the average of compensation actually paid to our remaining NEOs is significantly impacted by our TSR performance.

Despite improvements in the business, including an $86.4M or 19% improvement in Net Income (Loss) from 2022 to 2023 our PEO's (Mr Shortt's) Compensation Actually Paid decreased by 77% for 2023, largely in line with the one year decline in TSR of 41% from 2022 to 2023. Compensation actually paid to our non-PEO NEOs improved by $143,853 year over year from 2022 to 2023 (from $471,943 to $615,796) due to modest increases in cash compensation and slower decline of equity value than from 2021 to 2022. However, both the compensation actually paid to out PEO (Mr Shortt) and other NEOs for 2023 fell significantly short of their average total compensation for 2023 as reported in the Summary Compensation Table (by 48.3% and 40.2%, respectively).

Our TSR decreased by 90.6% from December 31, 2021 to December 31, 2022. The compensation actually paid to Mr. Hennessy (our first PEO during 2022) continued to remain significantly below zero at negative $5.2 million for 2022, largely reflecting his forfeited equity awards at the time of his termination. Mr. Shortt commenced employment with Vroom in January 2022 and became our PEO effective May 2022. His compensation actually paid for 2022 reflects a one-time bonus to induce Mr. Shortt to join Vroom, and equity granted to him to compensate for equity he forfeited upon leaving his prior role as well as additional equity compensation to induce him to accept the CEO role. His compensation actually paid for 2022 is 33.8% below his total compensation as reported in the Summary Compensation Table, which reflects the decrease in our TSR during 2022. The average compensation actually paid to Mr Shortt (PEO) and other NEOs was $5,226,443 and $471,943. While for our non-PEO NEOs, this was up from significantly negative compensation actually paid in 2021, it still remained 70.5% below their average total compensation for 2022 as reported in the Summary Compensation Table. Net losses increased by 22% from 2021 to 2022, a substantial slowing / reversal of trend from 2020 to 2021. This improvement was correlated with the shift from negative Compensation Actually paid in 2020 to positive in 2021.

In alignment with the decrease in our TSR of 73.7% from December 31, 2020 to December 31, 2021, the compensation actually paid to Mr. Hennessy, (our PEO during 2021), and the average of compensation actually paid to our remaining NEOs in 2021 was significantly below zero, at negative $11.1 million and negative $3.2 million, respectively.

Improvements in compensation actually paid year over year across the period align with improvements in the operational achievements of the business. Total compensation actually paid, however, remains short of reported compensation in the Summary Compensation Table as it remains highly sensitive to our stock price and TSR.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal 2023

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(7)	Total ($)
Robert J. Mylod, Jr.	$62,500	(1)	$117,120	$179,620
Timothy M. Crow	$34,500	(2)	$117,120	151,620
Michael J. Farello	$35,000	(3)	$117,120	$152,120
Laura W. Lang	$37,500	(4)	$117,120	$154,620
Laura G. O’Shaughnessy	$39,000	(5)	$117,120	$156,120
Paula B. Pretlow	$37,000	(6)	$117,120	$154,120

(1)
Reflects total fees earned in 2023. Of this total, $15,625 was paid in January 2024.
(2)
Reflects total fees earned in 2023, Of this total, $8,625 was paid in January 2024.
(3)
Reflects total fees earned in 2023, Of this total, $8,750 was paid in January 2024.
(4)
Reflects total fees earned in 2023. Of this total, $9,375 was paid in January 2024.
(5)
Reflects total fees earned in 2023. Of this total, $9,750 was paid in January 2024.
(6)
Reflects total fees earned in 2023. Of this total, $9,250 was paid in January 2024.
(7)
Amounts reflect the full grant-date fair value of restricted stock unit awards granted during 2023 computed in accordance with ASC Topic 718 based on the closing price of our common stock on the date of grant, rather than the amounts paid to or realized by the named individual.

During 2020, Mr. Farello entered into a nominee agreement instructing the Company to pay all cash compensation earned in connection with his services on our Board of Directors directly to his employer, Catterton Management Company, L.L.C. Any RSUs granted to Mr. Farello will be held by him as nominee for an investment fund of Catterton Management Company, L.L.C.

On June 15, 2023, we granted restricted stock unit annual awards under the 2020 Plan to Mr. Mylod, Mr. Crow, Mr. Farello, Ms. Lang, Ms. O'Shaughnessy, and Ms. Pretlow for their continued service as a Non-Employee Director immediately following the Annual Meeting of the Company's stockholders. These annual awards had an aggregate value on the date of such Annual Meeting of $100,000 (determined based on the average trading price of the shares of common stock for the ten (10) consecutive trading days immediately preceding the date of grant and with the number of shares of common stock underlying such award subject to adjustment as provided in the 2020 Plan). The values set forth in the table above differ because they represent grant date fair values as calculated in accordance with ASC Topic 718.

The annual awards to Mr. Mylod, Mr. Crow, Mr. Farello, Ms. Lang, Ms. O'Shaughnessy, and Ms. Pretlow will each vest on the earlier of the date of the first annual meeting of the Company’s stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with the Company through the applicable vesting date.

The following table sets forth the RSUs and option awards held by each of our non-employee directors as of December 31, 2023:

Name	RSUs	Stock Options
Robert J. Mylod, Jr.	1,220	3,125
Timothy M. Crow	1,054	—
Michael J. Farello	1,220	—
Laura W. Lang	1,220	—
Laura G. O’Shaughnessy	1,220	—
Paula B. Pretlow	1,249	—

(1) All share counts in the table above give effect to an 80-1 reverse stock split executed on February 8, 2024.

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy that applies to each of our non-employee directors.

Pursuant to the non-employee director compensation policy, each non-employee director will receive a mixture of cash and equity compensation, including a $30,000 annual cash retainer (plus additional cash retainers for service as chairperson of the board of directors or chairing or service on board committees). A non-employee director serving as the chair of a committee will receive a fee only for such director’s service as chair of such committee, and will not be eligible to receive any additional fees for membership on such committee.

Under the non-employee director compensation policy, non-employee directors are eligible to receive cash retainer fees with respect to their service as follows:

Board Member	$30,000
Independent Executive Chair	$20,000
Board Chair	$10,000
Audit Committee Chair	$10,000
Audit Committee Member (Non-Chair)	$5,000
Compensation Committee Chair	$5,000
Compensation Committee Member (Non-Chair)	$2,500
Nominating & Corporate Governance Committee Chair	$4,000
Nominating & Corporate Governance Committee Member (Non-Chair)	$2,000

Eligible directors will also receive equity awards of restricted stock units pursuant to the non-employee director compensation policy. On each annual meeting of our stockholders, directors elected to our board of directors will be eligible to receive an award of restricted stock units with a grant date fair value of $100,000. In addition, directors appointed to our board of directors on any date other than an annual meeting of our stockholders will be eligible to receive initial awards of restricted stock units with a grant date fair value of $100,000, subject to proration based on the portion of the year which has elapsed since the previous annual meeting. The grant date fair value of all RSU grants will be determined based on the average stock price over the ten consecutive trading days immediately preceding the grant date. Each RSU award will vest on the earlier of the date of the first annual meeting of our stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with us through the applicable vesting date.

In April 2021, we amended our non-employee director compensation policy to provide, on a go-forward basis, an additional restricted stock unit grant to new directors, elected or appointed on or after the date of such amendment, with a grant date fair value of $300,000, determined based on the average stock price over the ten consecutive trading days immediately precedent the grant date. In June 2022, we amended the grant date fair value to $100,000. This RSU award will vest 1/3 ratably on each of the first, second and on the third anniversary of the grant date, subject to such director’s continued service with us through the applicable vesting date.

On April 27, 2024, the Board approved a suspension of the payment of compensation under the non-employee director compensation policy, including both the cash retainer and equity grants, until further determination by the Board.

Securities Authorized For Issuance under Equity Compensation Plans

Plan Category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (5)
Equity compensation plans approved by security holders (1)	195,563	(2)	$518.27 (4)	95,128	(6)
Equity compensation plans not approved by security holders (3)	5,520	(7)	$366.66 (8)	30,703	(9)
Total	201,083		$514.72	125,831

(1)
Consists of the 2014 Plan and the 2020 Plan.
(2)
Consists of 11,590 outstanding options to purchase stock under the 2014 Plan, 321 restricted stock units outstanding under the 2014 Plan, 13,851 outstanding options to purchase stock under the 2020 Plan, and 169,801 restricted stock units outstanding under the 2020 Plan.. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2014 Plan, though existing awards remain outstanding.
(3)
Consists of the Vast.com 2016 Stock Incentive Plan (the "2016 Vast.com Plan"), which was assumed by us in connection with our acquisition of CarStory in January 2021, and the Vroom, Inc. 2022 Inducement Award Plan (the "2022 Inducement Award Plan"). Following our acquisition of CarStory, no further awards have been made under the 2016 Vast.com Plan.
(4)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2014 Plan and 2020 Plan was $518.27 and no weighting was assigned to restricted stock units as no exercise price is applicable to restricted stock units.
(5)
The 2020 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, equal to the lesser of (A) four percent 4% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by the Board or the compensation committee; provided, however, no more than 125,000 shares may be issued upon the exercise of ISOs. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.
(6)
As of December 31, 2023, includes 95,128 shares available for future issuance under the 2020 Plan. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2014 Plan, though existing awards remain outstanding.
(7)
Consists of 610 outstanding options to purchase stock under the 2016 Vast.com Plan, and 4,910 restricted stock units outstanding under the 2022 Inducement Award Plan.
(8)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2016 Vast.com Plan was $366.66. There were no outstanding options, warrants, or rights pursuant to the 2022 Inducement Award Plan.
(9)
As of December 31, 2023, includes 30,703 shares available for future issuance under the 2022 Inducement Award Plan. Awards under the Inducement Award Plan may only be granted to a newly hired employee who has not previously been an employee or a member of the Board or an employee who is being rehired following a bona fide period of non-employment by the Company, in each case as a material inducement to the employee's entering into employment. Following our acquisition of CarStory, no further awards will be made under the 2016 Vast.com Plan.

All exercise prices and share counts in the table above and related footnotes give effect to an 80-1 reverse stock split executed on February 8, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 19, 2024, for:

•
each person known by us to beneficially own more than 5% of our common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described herein is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 19, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 1,795,626 shares of our common stock outstanding as of April 19, 2024. Share counts give effect to a reverse stock split of our Common Stock at a ratio of 1-for-80 effective on February 8, 2024, including any information reported below from sources pre-dating the reverse stock split. Unless otherwise indicated, the address of all listed stockholders is 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042.

Each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Entities affiliated with L Catterton (1)	113,665	6.3%
Named Executive Officers and Directors
Robert J. Mylod, Jr. (2)	24,527	1.3%
Timothy M. Crow(3)	2,371	*
Michael J. Farello	—	—
Laura W. Lang (4)	2,454	*
Laura G. O’Shaughnessy (5)	2,544	*
Paula B. Pretlow (6)	2,365	*
Thomas H. Shortt (7)	6,071	*
Robert R. Krakowiak (8)	2,946	*
Patricia Moran (9)	3,098	*
All executive officers and directors as a group (10 persons) (9)	49,489	2.7%

* Less than 1%.

(1)
Consists of (i) 109,688 shares of common stock held of record by CGP2 Cumulus, L.P. (“CGP2 Cumulus”), and (ii) 3,977 shares of common stock held of record by LCGP3 Accelerator, L.P. (“LCGP3 Accelerator”). CGP2 Managers, L.L.C. is the general partner of CGP2 Cumulus. CGP3 Managers, L.L.C. is the general partner of LCGP3 Accelerator. The management of each of CGP2 Managers, L.L.C. and CGP3 Managers, L.L.C. is controlled by a managing board. The address of the entities mentioned in this footnote is 599 West Putnam Avenue, Greenwich, CT 06830. This information is based on a Schedule 13D filed on July 29, 2021.
(2)
Consists of (i) 5,826 shares of common stock, (ii) 3,125 shares of common stock currently subject to options that are exercisable within 60 days of April 19, 2024, and (iii) 1,220 restricted stock units that will vest within 60 days of April 19, 2024. Also consists of 14,356 shares of common stock held by Annox Capital, LLC (“Annox Capital”). Mr. Mylod is the managing member of Annox Capital and therefore holds voting or dispositive power over the shares held by Annox Capital. The address for Annox Capital is 480 Pierce Street, Suite 240, Birmingham, MI 48009. This information is based on a Form 4 filed on March 29, 2021 and information known to us.
(3)
Consists of (i) 1,151 shares of common stock and (ii) 1,220 restricted stock units that will vest within 60 days of April 19, 2024.

(4)
Consists of (i) 1,234 shares of common stock and (ii) 1,220 restricted stock units that will vest within 60 days of April 19, 2024.
(5)
Consists of (i)1,324 shares of common stock and (ii) 1,220 restricted stock units that will vest within 60 days of April 19, 2024.
(6)
Consists of (i) 1,116 shares of common stock and (ii) 1,249 restricted stock units that will vest within 60 days of April 19, 2024.
(7)
Consists of (i) 1,071 shares of common stock, (ii) 2,500 shares of common stock subject to options that are currently exercisable, and (iii) 2,500 options that will become exercisable within 60 days of April 19, 2024.
(8)
Consists of (i) 446 shares of common stock, (ii) 1,250 shares of common stock subject to options that are currently exercisable, and (iii) 1,250 options that will become exercisable within 60 days of April 19, 2024.
(9)
Consists of (i) 287 shares of common stock and (ii) 2,811 shares of common stock subject to options that are currently exercisable.
(10)
Consists of (i) 28,424 shares of common stock, (ii) 9,966 shares of common stock subject to options that are currently exercisable, (iii) 3,750 options that will become exercisable within 60 days of April 19, 2024, and (iv) 7,349 restricted stock units that will vest within 60 days of April 19, 2024, in each case held by all of our current directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Executive Compensation,” the following is a description of certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock that occurred since January 1, 2022.

Investors’ Rights Agreement

We are party to an Eighth Amended and Restated Investors’ Rights Agreement (“IRA”) dated as of November 21, 2019, with certain holders of our capital stock, including Auto Holdings, Inc., Cascade Investment L.L.C., General Catalyst Group VII, L.P. and entities affiliated with L Catterton and T. Rowe Price Associates, Inc., Robert J. Mylod, Jr. and Michael J. Farello, members of our Board of Directors, and/or certain entities affiliated with them are also parties to the IRA. Under the IRA, certain holders of our capital stock have the right to request that their shares of our capital stock be covered by a registration statement that we are filing.

Director and Officer Indemnification and Insurance

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

Our Policy Regarding Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the audit committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position
Thomas H. Shortt (1)	55	Chief Executive Officer and Director
Robert R. Krakowiak	54	Chief Financial Officer and Treasurer
Patricia Moran	64	Chief Legal Officer and Secretary
C. Denise Stott	56	Chief People and Culture Officer

(1) See “Proposal One—Election of Directors” for more information about Mr. Shortt.

Robert R. Krakowiak has served as Chief Financial Officer and Treasurer of Vroom since September 2021. Prior to that he served as Chief Financial Officer and Treasurer of Stoneridge Corporation from August 2016 and was appointed as Executive Vice President in October 2018. Prior to joining Stoneridge, Mr. Krakowiak served as Vice President, Treasurer and Investor Relations at Visteon Corporation from 2012 until August 2016. Prior to that, Mr. Krakowiak held various financial positions at Owens Corning from 2005 to 2012. Mr. Krakowiak holds Bachelor of Science and Master of Science degrees in Electrical Engineering from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.

Patricia Moran has served as our Chief Legal Officer and Secretary since January 2019. Previously, Ms. Moran was a Managing Director, Chief Legal Officer and Secretary of Greenhill & Co. Inc., a publicly traded, global independent investment bank, from April 2014 to October 2016, and a Senior Advisor from November 2016 to April 2017. Prior to joining Greenhill, Ms. Moran was a Partner at Skadden, Arps, Slate, Meagher & Flom LLP, a leading global law firm where she had a 30-year career and chaired the New York office Diversity Committee. Ms. Moran has broad experience in corporate governance and corporate transactions, including mergers and acquisitions, private equity, joint ventures, restructurings and corporation finance. Ms. Moran holds a Bachelor of Science from the University of Scranton and a Juris Doctor from the Villanova University School of Law.

C. Denise Stott has served as our Chief People and Culture Officer since November 2016. Previously, Ms. Stott was Senior Vice President of Human Resources at Undertone, a digital advertising company, from May 2013 to October 2016. Ms. Stott’s tenure at Undertone included leading the human resources function through multiple transformations including acquisitions and the eventual sale to a public company. From February 2010 until she joined Undertone, Ms. Stott was Vice President of Human Resources at Yodle, a leader in local online marketing, where she led people development through a focus on talent acquisition, employee engagement, employee training and compensation and benefits. Ms. Stott also served as Senior Vice President of Human Resources for ZenithOptimedia, a media and advertising services provider, from August 2007 to July 2009. Ms. Stott holds a Bachelor of Science in Mathematical Economics from Tulane University and a Master of Business Administration from Vanderbilt University.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 19, 2024. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 19, 2024, there were 1,795,626 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?

As permitted by SEC rules, we are making this proxy statement and our 2023 Annual Report available to certain of our stockholders electronically via the Internet. On or about May 3, 2024, we intend to commence mailing to these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the meeting constitutes a quorum for the transaction of business.

WHO CAN ATTEND AND VOTE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS?

For cost efficiency reasons and for increased accessibility by stockholders, the Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/VRM2024.

To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already submitted by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Annual Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 12, 2024. We encourage stockholders to submit their proxy via telephone or the Internet.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to the Secretary of Vroom prior to the Annual Meeting; or
•
by voting during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 6 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Voting Standard	Effect of Votes Withheld/Abstentions And Broker Non-Votes

Proposal No. 1: To elect Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Thomas H. Shortt to our Board of Directors to serve for a one-year term ending at the 2025 Annual Meeting

	Plurality of votes cast	Votes withheld and broker non- votes will have no effect.
Proposal No. 2: To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of votes cast	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	Majority of votes cast	Abstentions and broker non-votes will have no effect.
Proposal No. 4: To approve the amended 2020 Incentive Award Plan	Majority of votes cast	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be voted on at the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of RSM as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm, we do not expect any broker non-votes in connection with that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, and the approval of the amended 2020 Incentive Award Plan. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than January 3, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Chief Legal Officer and Secretary.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2025 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on March 15, 2025 and not before the opening of business on February 13, 2025. However, if the 2025 Annual Meeting is more than 30 days before or 60 days after the first anniversary of the 2024 Annual Meeting, notice must be so delivered or received not later than the close of business on the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2025 Annual Meeting. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

Householding of Annual Meeting Materials

The SEC’s rules permit us and banks, brokers and other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Vroom who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 19, 2024, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR CHIEF LEGAL OFFICER AND SECRETARY, VROOM, INC., 3600 W Sam Houston Pkwy S, Floor 4, Houston, Texas 77042. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Patricia Moran

Chief Legal Officer and Secretary
April 29, 2024

ANNEX A

AMENDED 2020 INCENTIVE AWARD PLAN

VROOM, INC.
2020 INCENTIVE AWARD PLAN

(as amended and restated on [ ], 2024)

ARTICLE 1.

PURPOSE

The purpose of the Vroom, Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Vroom, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.6
“Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
2.7
“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.8
“Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.9
“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.10
“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.11
“Board” shall mean the Board of Directors of the Company.
2.12
“Change in Control” shall mean and includes each of the following:
(a)
A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries; or (iii) any acquisition which complies with Sections 2.7(c)(i), 2.7(c)(ii) or 2.7(c)(iii); or
(b)
The Incumbent Directors cease for any reason to constitute a majority of the Board;
(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity if such voting power was held by that person or group in the Company prior to the consummation of the transaction; and
(iii)
after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d)
The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.13
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.14
“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.
2.15
“Common Stock” shall mean the common stock of the Company.
2.16
“Company” shall have the meaning set forth in Article 1.
2.17
“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.18
“Director” shall mean a member of the Board, as constituted from time to time.
2.19
“Director Limit” shall have the meaning set forth in Section 4.6.
2.20
“Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.
2.21
“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.22
“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.23
“Effective Date” shall mean the day prior to the Public Trading Date.
2.24
“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.25
“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Subsidiary.
2.26
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.27
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.28
“Expiration Date” shall have the meaning given to such term in Section 12.1(c).
2.29
“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)
If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)
If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)
If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.30
“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.31
“Holder” shall mean a person who has been granted an Award.
2.32
“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.33
“Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or 2.7(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.34
“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.35
“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.36
“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.37
“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.38
“Option Term” shall have the meaning set forth in Section 5.4.
2.39
“Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.40
“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
2.41
“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.42
“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following (any of which may be assessed on a per unit basis, as necessary): (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) unit volume; and (xxiv) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.
2.43
“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator.
2.44
“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.45
“Plan” shall have the meaning set forth in Article 1.
2.46
“Prior Plans” shall mean, collectively, the following plans of the Company: the Second Amended & Restated 2014 Equity Incentive Plan, and any other prior equity incentive plans of the Company or its predecessor, in each case, as such plan may be amended from time to time.
2.47
“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.48
“Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.49
“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.50
“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.
2.51
“SAR Term” shall have the meaning set forth in Section 5.4.
2.52
“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.53
“Securities Act” shall mean the Securities Act of 1933, as amended.
2.54
“Shares” shall mean shares of Common Stock.
2.55
“Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.56
“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.57
“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.58
“Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the

Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.6
Number of Shares.
(a)
Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to the sum of: (i) 387,738, (ii) any Shares which as of the Effective Date are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plans; and (iii) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, equal to the lesser of (A) 4% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee; provided, however, no more than 475,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)
If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)
Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.7
Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 3.2 shall not apply to: (a) any Substitute Awards, (b) any Awards delivered in lieu of fully-vested Cash-Based Awards (or other fully-vested cash awards or payments), (c) any Awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, or (d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 3.1 as of the Effective Date and increased from time to time; provided that, nothing in this Section 3.2 limits the ability of an Award to provide that such minimum vesting restrictions may lapse or be waived upon the Participant’s Termination of Service or death or disability, subject to Section 11.7.
ARTICLE 4.

GRANTING OF AWARDs
4.6
Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.
4.7
Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.
4.8
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.9
At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.10
Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.11
Non-Employee Director Awards.
(a)
Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.
(b)
Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $500,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.
ARTICLE 5.

granting OF OPTIONS and stock appreciation rights

5.6
.Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.
5.7
Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.8
Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
5.9
Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.10
Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
5.11
Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 6.

EXERCISE OF OPTIONS and STOCK APPRECIATION RIGHTS
6.1
Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2
Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)
A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.
(c)
In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)
Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.
6.3
Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 7.

AWARD OF RESTRICTED STOCK
7.1
Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2
Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.
7.3
Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.
7.4
Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.
7.5
Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.

Award of restricted stock units

8.1
Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
8.2
Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Non-Employee Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.

8.3
Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
ARTICLE 9.

award of OTHER STOCK OR CASH BASED AWARDS and DIVIDEND EQUIVALENTS

9.1
Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2
Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.
ARTICLE 10.

ADditional terms of awards

10.1
Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2
Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3
Transferability of Awards.
(a)
Except as otherwise provided in Sections 10.3(b) and 10.3(c):
(i)
No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)
No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and
(iii)
During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)
Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)
Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
10.4
Conditions to Issuance of Shares.
(a)
The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)
All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)
The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)
Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)
The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f)
Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5
Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6
Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
10.7
Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).
10.8
Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.
10.9
Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
ARTICLE 11.

ADMINISTRATION

11.1
Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2
Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3
Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.
11.4
Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)
Designate Eligible Individuals to receive Awards;

(b)
Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c)
Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)
Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)
Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)
Decide all other matters that must be determined in connection with an Award;
(h)
Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)
Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j)
Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5
Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.
11.6
Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
11.7
Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS
12.1
Amendment, Suspension or Termination of the Plan.
(a)
Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)
Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.
(c)
No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was initially adopted by the Board or (ii) the date the Plan was initially approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
12.2
Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Compensation Policy adopted in accordance with Section 4.6.
(b)
In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)
To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)
To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)
To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v)
To replace such Award with other rights or property selected by the Administrator; and/or
(vi)
To provide that the Award cannot vest, be exercised or become payable after such event.
(c)
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):
(i)
The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii)
The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).
(d)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, then, in addition to any applicable vesting provisions set forth in any individual Award Agreement or other services agreement or policy applicable to a Holder, if the Holder incurs a Termination of Service without “cause” (as such term is defined in the Award Agreement relating to such Award or if such term is not defined, as determined in the sole discretion of the Administrator) upon or within twelve (12) months following the Change in Control, such Holder shall become fully vested in such continued, assumed or substituted Award immediately upon such Termination of Services.
(e)
In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)
For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(g)
The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h)
Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(i)
The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j)
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30 days prior to the consummation of any such transaction.
12.3
Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
12.4
No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5
Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6
Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7
Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8
Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9
Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11
Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
12.12
Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.13
Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.14
Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

vroom®

SCAN TO VIEW MATERIALS & VOTE

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VROOM, INC.

The Board of Directors recommends you vote FOR the following nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert J. Mylod
02) Timothy M. Crow
03) Michael J. Farello
04) Laura W. Lang
05) Laura G. O'Shaughnessy
06) Paula B. Pretlow
07) Thomas H. Shortt

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratify the appointment of RSM US LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2024.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company.	☐	☐	☐
4. Approve the amendment of the Company's 2020 Incentive Award Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date